                                                                 EXHIBIT (a)(44)

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors of the  Corporation  has  increased in some cases and  decreased  in some  cases the  number of shares of  capital  stock of certain series that the  Corporation  has authority to issue in accordance  with
Section 2-105(c) of the Maryland General Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to issue  Seven  Billion  (7,000,000,000)  shares of  capital  stock.
Following the  Reallocation,  the  Corporation  has the authority to issue Seven
Billion (7,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all shares of stock that the  Corporation  was  authorized  to issue was Seventy
Million  Dollars  ($70,000,000).  After giving effect to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation is authorized to issue is Seventy Million Dollars ($70,000,000).

     SIXTH: Immediately prior to the Reallocation,  the nine (9) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

 SERIES                               NUMBER OF SHARES       AGGREGATE PAR VALUE
 ------                              -----------------       -------------------

Equity Income Fund                       2,305,000,000            $  23,050,000
Value Fund                               1,585,000,000               15,850,000
Real Estate Fund                           285,000,000                2,850,000
Small Cap Value Fund                       840,000,000                8,400,000
Equity Index Fund                          650,000,000                6,500,000
Mid Cap Value Fund                         135,000,000                1,350,000
Large Company Value Fund                 1,140,000,000               11,400,000
NT Large Company Value Fund                 30,000,000                  300,000
NT Mid Cap Value Fund                       30,000,000                  300,000

The par  value of each  share of stock in each  Series is One Cent  ($0.01)  per share.

     SEVENTH:  Immediately prior to the  Reallocation,  the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                 NUMBER OF
                                                 SHARES              AGGREGATE
  SERIES NAME             CLASS NAME             ALLOCATED           PAR VALUE
  -----------             ----------          -------------         -----------

 Equity Income Fund       Investor            1,500,000,000         $15,000,000
                          Institutional         240,000,000           2,400,000
                          R                      20,000,000             200,000
                          B                      20,000,000             200,000
                          A                     475,000,000           4,750,000
                          C                      50,000,000             500,000

 Value Fund               Investor            1,250,000,000         $12,500,000
                          Institutional         125,000,000           1,250,000
                          R                      20,000,000             200,000
                          C                      20,000,000             200,000
                          A                     150,000,000           1,500,000
                          B                      20,000,000             200,000

 Real Estate Fund         Investor              125,000,000          $1,250,000
                          Institutional          50,000,000             500,000
                          A                      50,000,000             500,000
                          C                      20,000,000             200,000
                          R                      20,000,000             200,000
                          B                      20,000,000             200,000

Small Cap Value Fund      Investor              500,000,000          $5,000,000
                          Institutional         150,000,000           1,500,000
                          Advisor               150,000,000           1,500,000
                          C                      40,000,000             400,000

Equity Index Fund         Investor              150,000,000          $1,500,000
                          Institutional         500,000,000           5,000,000

Mid Cap Value Fund        Investor               75,000,000            $750,000
                          Institutional          20,000,000             200,000
                          Advisor                20,000,000             200,000
                          R                      20,000,000             200,000

Large Company Value       Investor              550,000,000          $5,500,000
  Fund                    Institutional         200,000,000           2,000,000
                          C                      50,000,000             500,000
                          R                      20,000,000             200,000
                          A                     150,000,000           1,500,000
                          Advisor               150,000,000           1,500,000
                          B                      20,000,000             200,000

NT Large Company Value   Institutional           30,000,000            $300,000
  Fund

NT Mid Cap Value Fund    Institutional           30,000,000            $300,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors  of the  Corporation  has  allocated  Five
Billion  (5,000,000,000)  shares of the Five Billion  (5,000,000,000)  shares of authorized  capital stock of the Corporation  among the nine (9) Series of stock of the Corporation as follows:

 SERIES                               NUMBER OF SHARES      AGGREGATE PAR VALUE
 ------                               ----------------      -------------------

Equity Income Fund                       2,305,000,000          $  23,050,000
Value Fund                               1,585,000,000             15,850,000
Real Estate Fund                           285,000,000              2,850,000
Small Cap Value Fund                       840,000,000              8,400,000
Equity Index Fund                          650,000,000              6,500,000
Mid Cap Value Fund                         135,000,000              1,350,000
Large Company Value Fund                 1,140,000,000             11,400,000
NT Large Company Value Fund                 30,000,000                300,000
NT Mid Cap Value Fund                       30,000,000                300,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the nine (9) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

                                                 NUMBER OF
                                                 SHARES              AGGREGATE
  SERIES NAME             CLASS NAME             ALLOCATED           PAR VALUE
  -----------             ----------          -------------         -----------

 Equity Income Fund       Investor             1,500,000,000        $15,000,000
                          Institutional          240,000,000          2,400,000
                          R                       20,000,000            200,000
                          B                       20,000,000            200,000
                          A                      475,000,000          4,750,000
                          C                       50,000,000            500,000

 Value Fund               Investor             1,250,000,000        $12,500,000
                          Institutional          125,000,000          1,250,000
                          R                       20,000,000            200,000
                          C                       20,000,000            200,000
                          A                      150,000,000          1,500,000
                          B                       20,000,000            200,000

 Real Estate Fund         Investor               125,000,000         $1,250,000
                          Institutional           50,000,000            500,000
                          A                       50,000,000            500,000
                          C                       20,000,000            200,000
                          R                       20,000,000            200,000
                          B                       20,000,000            200,000

                                                 NUMBER OF
                                                 SHARES              AGGREGATE
  SERIES NAME             CLASS NAME             ALLOCATED           PAR VALUE
  -----------             ----------          -------------         -----------

Small Cap Value Fund      Investor               500,000,000         $5,000,000
                          Institutional          150,000,000          1,500,000
                          Advisor                190,000,000          1,900,000

Equity Index Fund         Investor               150,000,000         $1,500,000
                          Institutional          500,000,000          5,000,000

Mid Cap Value Fund        Investor                75,000,000           $750,000
                          Institutional           20,000,000            200,000
                          Advisor                 20,000,000            200,000
                          R                       20,000,000            200,000

Large Company Value       Investor               550,000,000         $5,500,000
   Fund                   Institutional          200,000,000          2,000,000
                          C                       50,000,000            500,000
                          R                       20,000,000            200,000
                          A                      300,000,000          3,000,000
                          B                       20,000,000            200,000

NT Large Company Value    Institutional           30,000,000           $300,000
   Fund

NT Mid Cap Value Fund     Institutional           30,000,000           $300,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF,  AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC. has caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its  behalf by its  Senior  Vice  President  and  attested  to by its  Assistant
Secretary on this 27th day of November, 2007.

ATTEST:                               AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

/s/ Otis H. Cowan                     /s/ Charles A. Etherington
----------------------------------    -------------------------------------
Name:  Otis H. Cowan                  Name:   Charles A. Etherington
Title: Assistant Secretary            Title:  Senior Vice President

     THE  UNDERSIGNED   Senior  Vice  President  of  AMERICAN   CENTURY  CAPITAL
PORTFOLIOS,  INC.,  who  executed on behalf of said  Corporation  the  foregoing
Articles Supplementary to the Charter, of which this certificate is made a part, hereby  acknowledges,  in the name of and on  behalf  of said  Corporation,  the foregoing Articles  Supplementary to the Charter to be the corporate act of said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  November 27, 2007          /s/ Charles A. Etherington
                                   ---------------------------------------------
                                   Charles A. Etherington, Senior Vice President